Exhibit 10.3

STATE OF LOUISIANA

PARISH OF IBERIA

LEASE AGREEMENT

THIS LEASE AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into this 15 day of July, 2010, by and between Blue Victory Holdings, Inc. (hereinafter referred to as "Landlord") and Hardee's Real Estate of La, Inc. (hereinafter referred to as "Tenant."), for and in consideration of the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   PROPERTY. Landlord owns certain real property and improvements located at 101 E. Admiral Doyle Dr., New Iberia, LA 70560 (hereinafter referred to as the "Property"). Landlord desires to lease the Premises to Tenant upon the terms and conditions contained herein. Tenant desires to lease the Premises from Landlord on the terms and conditions as contained herein.

2.    TERM. This Agreement shall commence on July 15, 2010 and shall continue as a lease for term. The termination date shall be on July 14, 2015 at 11:59 PM. Upon termination date, Tenant shall be required to vacate the Premises unless one of the following circumstances occurs:

(i) Landlord and Tenant formally extend this Agreement in writing or create and execute a new, written, and signed Agreement; or

(ii) Landlord willingly accepts new Rent from Tenant, which does not constitute past due Rent.

In the event that Landlord accepts new rent from Tenant after the termination date, a month-to-month tenancy shall be created. If at any time either party desires to terminate the month-to-month tenancy, such party may do so by providing to the other party written notice of intention to terminate at least 30 days prior to the desired date of termination of the month-to-month tenancy.

Notices to terminate may be given on any calendar day, irrespective of Commencement Date. Rent shall continue at the rate specified in this Agreement, or as allowed by law. All other terms and conditions as outlined in this Agreement shall remain in full force and effect. Time is of the essence for providing notice of termination (strict compliance with dates by which notice must be provided is required).

3.    RENT. Tenant shall pay to Landlord the sum of $ 1,000.00 per month as Rent for the Term of the Agreement. Due date for Rent payment shall be the 1st day of each calendar month and shall be considered advance payment for that month. Weekends and holidays do not delay or excuse Tenant's obligation to timely pay rent.

A.   Delinquent Rent. If not paid on the 1st, Rent shall be considered overdue and delinquent on the 2nd day of each calendar month. If Tenant fails to timely pay any month's rent, Tenant will pay Landlord a late charge of $ 35.00 per day until rent is paid in full. If Landlord receives the monthly rent by the 3rd day of the month, Landlord will waive the late charges for that month. Any waiver of late charges under this paragraph will not affect or diminish any other right or remedy Landlord may exercise for Tenant's failure to timely pay rent.

B.   Prorated Rent. In the event that the Commencement Date is not the 1st of the calendar month, Rent payment remitted on the Commencement Date shall be prorated based on a 30-day period.

C.   Returned Checks. In the event that any payment by Tenant is returned for insufficient funds ("NSF") or if Tenant stops payment, Tenant will pay $50.00 to Landlord for each such check, plus late charges, as described above, until Landlord has received payment. Furthermore, Landlord may require in writing that Tenant pay all future Rent payments by cash, money order, or cashier's check.

D.   Order in which funds are applied. Landlord will apply all funds received from Tenant first to any non-rent obligations of Tenant including late charges, returned check charges, charge-backs for repairs, brokerage fees, and periodic utilities, then to rent, regardless of any notations on a check.

E.   Rent Increases. There will be no rent increases through the Termination Date. If this lease is renewed automatically on a month to month basis, Landlord may increase the rent during the renewal period by providing written notice to Tenant that becomes effective the month following the 30th day after the notice is provided.

4.    SECURITY DEPOSIT. Upon execution of this Agreement, Tenant shall deposit with Landlord the sum of $ 2,000.00 (which amount is not in excess of two months periodic rent) receipt of which is hereby acknowledged by Landlord, as security for any damage caused to the Premises during the term hereof. Landlord may place the security deposit in an interest bearing account and any interest earned will be paid to Landlord or Landlord's representative.

A. REFUND. Upon termination of the tenancy, all funds held by the landlord as security deposit may be applied to the payment of accrued rent and the amount of damages that the landlord has suffered by reason of the tenant's noncompliance with the terms of this Agreement or with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises.

B. DEDUCTIONS. Landlord may deduct reasonable charges from the security deposit for:

(1.) Unpaid or accelerated rent;

(2.) Late charges;

(3.) Unpaid utilities;

(4.) Costs of cleaning, deodorizing, and repairing the Property and its contents for which Tenant is responsible;

(5.) Any exterior damage;

(6.) Replacing unreturned keys, garage door openers, or other security devices;

(7.) The removal of unauthorized locks or fixtures installed by Tenant;

(8.) Insufficient light bulbs;

(9.) Packing, removing, and storing abandoned property;

(10.) Removing abandoned or illegally parked vehicles;

(11.) Costs of reletting, if Tenant is in default;

(12.) Attorney fees and costs of court incurred in any proceeding against Tenant;

(13.) Any fee due for early of removal of an authorized key box;

(14.) Other items Tenant is responsible to pay under this Lease.

If deductions exceed the security deposit, Tenant will pay to Landlord the excess within ten days after Landlord makes written demand. The security deposit will be applied first to any non-rent items, including late charges, returned check charges, repairs, brokerage fees, and periodic utilities, then to any unpaid rent.

5.   USE OF PREMISES. The Premises shall be used and occupied solely by Tenant and Tenants restaurant operations only, consisting of Hardees' of New Iberia, La, exclusively, as a single business dwelling, and no part of the Premises shall be used at any time during the term of this Agreement by Tenant for any other purpose of carrying on any business, profession, or trade of any kind, or for any purpose other than as a Hardees' restaurant.Tenant shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises.

6.   CONDITION OF PREMISES. Tenant stipulates, represents and warrants that Tenant has examined the Premises, and that they are at the time of this Lease in good order, repair. and in a safe, clean and tenantable condition.

7.   ASSIGNMENT AND SUB-LETTING. Tenant shall not assign this Agreement, or sub-let or grant any license to use the Premises or any part thereof without the prior written consent of Landlord. A consent by Landlord to one such assignment, sub-letting or license shall not be deemed to be a consent to any subsequent assignment, sub-letting or license. An assignment, sub-letting or license without the prior written consent of Landlord or an assignment or sub-letting by operation of law shall be absolutely null and void and shall, at Landlord's option, terminate this Agreement.

8.   ALTERATIONS AND IMPROVEMENTS. Tenant shall make no alterations to the buildings or improvements on the Premises or construct any building or make any other improvements on the Premises except for the retrofit that Hardees' currently requires that has been discussed without the prior written consent of Landlord. Any and all alterations, changes, and/or improvements built, constructed or placed on the Premises by Tenant shall, unless otherwise provided by written agreement between Landlord and Tenant, be and become the property of Landlord and remain on the Premises at the expiration or earlier termination of this Agreement.

9.   NON-DELIVERY OF POSSESSION. In the event Landlord cannot deliver possession of the Premises to Tenant upon the commencement of the Lease term, through no fault of Landlord or its agents, then Landlord or its agents shall have no liability, but the rental herein provided shall abate until possession is given. Landlord or its agents shall have thirty (30) days in which to give possession, and if possession is tendered within such time, Tenant agrees to accept the demised Premises and pay the rental herein provided from that date. In the event possession cannot be delivered within such time, through no fault of Landlord or its agents, then this Agreement and all rights hereunder shall terminate.

10.   HAZARDOUS MATERIALS. Tenant shall not keep on the Premises any item of a dangerous, flammable or explosive character that might unreasonably increase the danger of fire or explosion on the Premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

11.   UTILITIES. Tenant shall be responsible for arranging for and paying for all utility services required on the Premises.

12.   MAINTENANCE, REPAIR, AND RULES. Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Agreement and any renewal thereof. Without limiting the generality of the foregoing, Tenant shall:

A. Not obstruct the driveways, sidewalks, courts, entry ways, stairs and/or halls, which shall be used for the purposes of ingress and egress only:

B. Keep all windows, glass. window coverings, doors. locks and hardware in good, clean order and repair;

C. Not obstruct or cover the windows or doors;

D. Not leave windows or doors in an open position during any inclement weather:

E. Not damage the exterior signage or lighting;

F. Not cause or permit any locks or hooks to be placed upon any door or window without the prior written consent of Landlord;

G. Keep all air conditioning filters clean and free from dirt;

H. Keep all lavatories, sinks, toilets, and all other water and plumbing apparatus in good order and repair and shall use same only for the purposes for which they were constructed. Tenant shall not allow any sweepings, rubbish, sand, rags, ashes or other substances to be thrown or deposited therein. Any damage to any such apparatus and the cost of clearing stopped plumbing resulting from misuse shall be borne by Tenant;

I. Tenant's customers shall at all times maintain order in the Premises and at all places on the Premises, and shall not make or permit any loud or improper noises, or otherwise be a nuisance to the community;

J. Keep all radios, television sets, stereos, phonographs, etc., turned down to a level of sound that does not annoy or interfere with others;

K. Deposit all trash, garbage, rubbish or refuse in the locations provided and shall not allow any trash, garbage, rubbish or refuse to be deposited or permitted to stand on the exterior of any building or within the common elements;

L. Abide by and be bound by any and all rules and regulations affecting the Premises or the common area appurtenant thereto which may be adopted or promulgated by the city of New Iberia or the state of Louisiana;

13.   DAMAGE TO PREMISES. In the event the Premises are destroyed or rendered wholly uninhabitable by fire, storm, earthquake, or other casualty not caused by the negligence of Tenant, this Agreement shall terminate from such time except for the purpose of enforcing rights that may have then accrued hereunder. The rental provided for herein shall then be accounted for by and between Landlord and Tenant up to the time of such injury or destruction of the Premises, Tenant paying rentals up to such date and Landlord refunding rentals collected beyond such date. Should a portion of the Premises thereby be rendered uninhabitable, the Landlord shall have the option of either repairing such injured or damaged portion or terminating this Lease. In the event that Landlord exercises its right to repair such uninhabitable portion, the rental shall abate in the proportion that the injured parts bears to the whole Premises, and such part so injured shall be restored by Landlord as speedily as practicable, after which the full rent shall recommence and the Agreement continue according to its terms.

14.   ACCESS BY LANDLORD. Landlord and Landlord's agents shall have the right at all reasonable times, and by all reasonable means, without notice, during the term of this Agreement and any renewal thereof to enter the Premises for the following purposes:

A. Inspect the Property for condition;

B. Make repairs;

C. Show the Property to prospective tenants, prospective purchasers, inspectors, fire marshals, lenders, appraisers, or insurance agents;

D. Exercise a contractual or statutory lien;

E. Leave written notice;

F. Seize nonexempt property after default.

Landlord may prominently display a "For Sale" or "For Lease" or similarly worded sign on the Property during the term of this Lease or any renewal period.

If Tenant fails to permit reasonable access under this Paragraph, Tenant will be in default.

15.   SUBORDINATION OF LEASE. This Agreement and Tenant's interest hereunder are and shall be subordinate, junior and inferior to any and all mortgages, liens or encumbrances now or hereafter placed on the Premises by Landlord. all advances made under any such mortgages, liens or encumbrances (including, but not limited to, future advances), the interest payable on such mortgages, liens or encumbrances and any and all renewals, extensions or modifications of such mortgages, liens or encumbrances.

16.   TENANT'S HOLD OVER. If Tenant remains in possession of the Premises with the consent of Landlord after the natural expiration of this Agreement, a new tenancy from month-to-month shall be created between Landlord and Tenant which shall be subject to all of the terms and conditions hereof except that rent shall then be due and owing at $ 1,200.00 per month and except that such tenancy shall be terminable upon fifteen (15) days written notice served by either party.

17.   SURRENDER OF PREMISES. Upon the expiration of the term hereof, Tenant shall surrender the Premises in as good a state and condition as they were at the commencement of this Agreement. reasonable use and wear and tear thereof and damages by the elements excepted.

18.   ANIMALS. THERE WILL BE NO ANIMALS

19.   ADDITIONAL EXTERIOR SIGNAGE, unless authorized by a separate written Addendum to this Agreement and all city permits and rules are met, there will be no additional signage allowed.

20.   QUIET ENJOYMENT. Tenant, upon payment of all of the sums referred to herein as being payable by Tenant and Tenant's performance of all Tenant's agreements contained herein and Tenant's observance of all rules and regulations, shall and may peacefully and quietly have, hold and enjoy said Premises for the term hereof.

21.   INDEMNIFICATION. Landlord shall not be liable for any damage or injury of or to the Tenant, Tenant's family, guests. invitees, agents or employees or to any person entering the Premises or the building of which the Premises are a part or to goods or equipment, or in the structure or equipment of the structure of which the Premises are a part, and Tenant hereby agrees to indemnify. defend and hold Landlord harmless from any and all claims or assertions of every kind and nature.

22.   DEFAULT. If Landlord breaches this Lease. Tenant may seek any relief provided by law. If Tenant fails to comply with any of the material provisions of this Agreement, other than the covenant to pay rent, or of any present rules and regulations or any that may be hereafter prescribed by Landlord, or materially fails to comply with any duties imposed on Tenant by statute, within seven (7) days after delivery of written notice by Landlord specifying the non-compliance and indicating the intention of Landlord to terminate the Lease by reason thereof, Landlord may terminate this Agreement. If Tenant fails to pay rent when due and the default continues for seven (7) days thereafter. Landlord may, at Landlord's option, declare the entire balance of rent payable hereunder to be immediately due and payable and may exercise any and all rights and remedies available to Landlord at law or in equity or may immediately terminate this Agreement.

23.   ABANDONMENT. If at any time during the term of this Agreement Tenant abandons the Premises or any part thereof. Landlord may. at Landlord's option, obtain possession of the Premises in the manner provided by law, and without becoming liable to Tenant for damages or for any payment of any kind whatever. Landlord may, at Landlord's discretion, as agent for Tenant, relet the Premises. or any part thereof, for the whole or any part thereof, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and. at Landlord's option, hold Tenant liable for any difference between the rent that would have been payable under this Agreement during the balance of the unexpired term, if this Agreement had continued in force, and the net rent for such period realized by Landlord by means of such reletting. If Landlord's right of reentry is exercised following abandonment of the Premises by Tenant, then Landlord shall consider any personal property belonging to Tenant and left on the Premises to also have been abandoned, in which case Landlord may dispose of all such personal property in any manner Landlord shall deem proper and Landlord is hereby relieved of all liability for doing so.

24.   ATTORNEYS' FEES. Should it become necessary for Landlord to employ an attorney to enforce any of the conditions or covenants hereof, including the collection of rentals or gaining possession of the Premises, Tenant agrees to pay all expenses so incurred, including a reasonable attorneys' fee.

25.   RECORDING OF AGREEMENT. Tenant shall not record this Agreement on the Public Records of any public office. In the event that Tenant shall record this Agreement, this Agreement shall, at Landlord's option, terminate immediately and Landlord shall be entitled to all rights and remedies that it has at law or in equity.

26.   GOVERNING LAW. This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Louisiana.

27.   SEVERABILITY. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

28.   BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

29.   DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any affect whatsoever in determining the rights or obligations of the Landlord or Tenant.

30.   CONSTRUCTION. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

31.   NON-WAIVER. No delay, indulgence, waiver, non-enforcement, election or non-election by Landlord under this Agreement will be deemed to be a waiver of any other breach by Tenant, nor shall it affect Tenant's duties, obligations, and liabilities hereunder.

32.   MODIFICATION. The parties hereby agree that this document contains the entire agreement between the parties and this Agreement shall not be modified, changed, altered or amended in any way except through a written amendment signed by all of the parties hereto.

33.   NOTICE. Any notice required or permitted under this Lease or under state law shall be delivered to Tenant at the property address and to Landlord at the following address:

4400 Ambassador Caffery Pkwy.
Suite A, Box 347
Lafayette, LA 70508

34.   LEAD-BASED PAINT DISCLOSURE. If the premises were constructed prior to 1978, Tenant acknowledges receipt of the form entitled "LEAD-BASED PAINT DISCLOSURE" which contains disclosure of information on lead-based paint and/or lead-based paint hazards.

As to Landlord this 15 day of July, 2010.

BLUE VICTORY HOLDINGS, INC. (LANDLORD):

By:	/s/ Seenu Kasturi
Print:	SEENU G. KASTURI	Date:	7/15/10

As to Tenant, this 15 day of July 15, 2010.

HARDEE'S REAL ESTATE OF LA, INC. (TENANT):

By:	/s/ Seenu Kasturi
Print:	SEENU G. KASTURI	Date:	7/15/10

TENANT:

Sign:
Print:		Date: